                                                                 EXHIBIT 10.50


                  THE METLIFE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

                                                                           2003

IMPORTANT NOTICES

This Program Description provides an overview of the MetLife Deferred Compensation Plan for Outside Directors (the "Plan"). It is also the official plan document that legally governs the Plan. This plan document will govern in every respect and instance.

MetLife, Inc. will have the obligation to pay amounts deferred under the Plan from and after January 1, 2003. MetLife, Inc.'s obligations have been registered under the Securities Act of 1933, as amended. Since this is an unfunded plan, your rights or claims against assets or property are no greater than those of a general creditor (see "Liability" on page 7).

The Plan does not constitute a contract for services as a director or otherwise.

This Program Description may be updated from time to time to implement changes in the Plan. Fund performance data will be updated periodically. These updates will constitute part of the Prospectus distributed with respect to the Plan.

The Plan Administrator may amend, alter or terminate the Plan in accordance with its terms at any time and for any reason.

       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
                 The date of this Prospectus is December, 2002.

PLAN AT-A-GLANCE

---------------------------------------------------------------------------------------------
PURPOSE                          To provide eligible directors with the
                                 opportunity to defer their compensation payable
                                 in cash, thereby deferring payment of federal
                                 and most state income taxes.
---------------------------------------------------------------------------------------------
ELIGIBILITY                      Directors of MetLife, Inc. who are not employees
                                 of MetLife, Inc. or any of its affiliates.
---------------------------------------------------------------------------------------------
ELECTION OPTIONS                 -    Deferral percentage

                                 -    Investment tracking funds

                                 -    Distribution date

                                 -    Number of distribution payments
---------------------------------------------------------------------------------------------
ENROLLMENT PERIOD                From date of distribution of this Program
                                 Description through December 31, 2002.
---------------------------------------------------------------------------------------------
CHANGES TO DISTRIBUTION          You may change either or both the date of payment
DATE AND/OR NUMBER OF            (to a later date) and number of payments, but may do
PAYMENTS                         so only once and must do so no later than
                                 12 months prior to the date of payment you originally
                                 selected.
---------------------------------------------------------------------------------------------
INVESTMENT CREDITS               Your deferred compensation account will
                                 be credited with gains and losses reflecting
                                 the performance of the investment tracking
                                 funds you select.
---------------------------------------------------------------------------------------------
CHANGES IN AMOUNTS               None allowed, except for hardship.
DEFERRED
---------------------------------------------------------------------------------------------
INVESTMENT TRACKING              Limited to a total of six times per year for either
FUND CHANGES                     future deferrals or existing account balances.
---------------------------------------------------------------------------------------------
DISTRIBUTION
    -    NUMBER                  Lump-sum payment or up to 15 annual installments.

    -    TIMING                  Upon earlier of 60 days after termination of service
                                 as a director or on a designated future date.

    -    ACCELERATED             Immediate lump-sum payment, 10% penalty.

    -    HARDSHIP                Immediate lump-sum payment (availability strictly limited).
---------------------------------------------------------------------------------------------
TAXES                            Deferred compensation is taxable as ordinary
                                 income at the time of distribution.

                                 Rollover to an IRA, qualified plan or non-
                                 qualified plan is not permitted.
---------------------------------------------------------------------------------------------
BENEFICIARY                      Upon your death, account balance will be paid
                                 to your designated beneficiary.
---------------------------------------------------------------------------------------------
PLAN FUNDING                     The Plan is a non-qualified, unfunded
                                 plan. Account is maintained for record-keeping
                                 purposes only.
---------------------------------------------------------------------------------------------

METLIFE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

The MetLife Deferred Compensation Plan for Outside Directors (the "Plan") allows eligible directors to defer receiving a portion of their fees for services as director payable in cash to a later date, thereby deferring payment of federal and most state income taxes. Participation in the Plan is completely voluntary.

ELIGIBILITY

Members of the Board of Directors of MetLife, Inc. who are not employees of MetLife, Inc. or any of its affiliates are eligible to participate. In this Program Description, "you" refers to a director who is eligible to participate in the Plan.

HOW THE PLAN WORKS

Prior to the year in which your cash fees would have been payable, you may designate all or a portion of those fees for deferral. If you become eligible to participate in the Plan prior to October 1 of a given year, you may designate all or a portion of your cash fees payable in that calendar year by submitting a deferral election before the earlier of (1) the first meeting for which you earn fees that you attend; or (2) the thirtieth day after you become eligible to participate in the Plan. All deferrals are subject to the terms of the Plan, which are contained in this document.
                                        ----------------------------------------
                                        The MetLife Deferred Compensation Plan
Deferrals begin with the first fees     for Outside Directors is a non-qualified
payable in cash during a calendar year  plan that is unfunded and subject to the
and end with the last fees payable      risks described in this document.
during that calendar year.              Amounts credited to an account are
                                        solely for record-keeping purposes. The
To defer your compensation, you need    Plan is not subject to protection under
to complete a deferral election form    the Employee Retirement Income Security
specifying:                             Act of 1974 (ERISA). See also
                                        "Liability" on page 7.
                                        ----------------------------------------

-        The percentage of your cash fees you want deferred;

- The investment tracking funds that will be used to adjust the value of your deferred compensation account;

-        A future distribution date; and

-        The number of distribution payments.

The form must be submitted within the enrollment period.

Before making your elections, you may wish to consult a tax or personal financial advisor.

TAXES

Deferred compensation is not subject to current taxation under federal and most state income tax laws.

DEFERRAL AMOUNTS

You may elect to defer all or a portion of your fees payable in cash for services as a director of MetLife, Inc., including retainer fees, meeting fees, and committee chairperson fees. If you choose to defer any of your cash fees, you must defer at least $10,000.

Once you elect your deferral amount, you may not change it except in cases of extreme hardship as provided in the Plan.

DEFERRED COMPENSATION ACCOUNT

A deferred cash account in your name will be established for record-keeping purposes. You will receive account statements quarterly.

Your account will be credited at the end of the month in which your deferred cash fees would otherwise have been paid.

INVESTMENT TRACKING FUNDS

Investment tracking funds are used as a device for adjusting the value of your account based on fund performance.

Each investment tracking fund reflects the investment returns of the actual fund or index, which are measured on a daily basis. Gains or losses will be credited or debited from your account, in effect "mirroring" the performance of the specified fund or index. Your deferrals will not actually be invested in the funds. If the aggregate performance of the funds mirrored by the investment tracking funds you choose is positive, the value of your account will increase; if it is negative, the value of your account will decrease.

The Plan may be amended in accordance with its terms to eliminate or replace any investment tracking fund at any time.

You can select for your account one or more of 12 investment tracking funds, each of which mirrors the performance of one of the following actual funds or indexes.

-------------------------------------------------------------------------------------
   ACTIVELY MANAGED FUNDS                         MARKET INDEXES
-------------------------------------------------------------------------------------
MetLife SIP Fixed Income Fund             S&P 500(R)Index
Lord Abbett Bond Debenture Fund           Russell 2000(R)Index
Oakmark Fund(R)                           Nasdaq Composite(R)Index
MetLife SIP Small Company Stock Fund      MSCI EAFE(R)Index
Oakmark International Fund                Lehman Brothers(R)Aggregate Bond Index
                                          Merrill Lynch US High Yield Master II Index
                                          MSCI EMF Index(SM)
-------------------------------------------------------------------------------------

Fund allocations must be made in multiples of 5%.

You may change your investment tracking funds - either with regard to future deferrals or existing account - at any time during the year by contacting Sandra Lukowsky of Nonqualified Plan Services at (phone) (877) 855-6777, ext. 1, (fax)
(314) 444-0428, or (e-mail) slukowsky@genam.com; however, you may make no more than six changes per year. You will receive confirmation of your changes shortly after they are made.

See page 9 for information about the investment tracking funds.

THE DISTRIBUTION DATE

You may choose to have your account paid to you either (1) on a specific date no less than three years after the year of deferral (for 2003, the date you choose may not be earlier than 2007), or (2) upon the termination of your service as a director of MetLife, Inc. eligible under the Plan. If you choose to receive your account on a specific date, your account will be paid to you at the earlier of
(a) the date you selected, and (b) within 60 days following the termination of your service as a director.

Once you have designated a distribution date, you cannot change it except as described below under "Changing the Distribution Date And/Or Number of Payments."

NUMBER OF PAYMENTS

You may elect to receive your account in either a lump-sum payment or up to 15 annual installments. Each annual installment will be a fraction of the account balance with one being the numerator and the number of payments remaining being the denominator. For example, if you elect to receive 10 annual payments, the first payment is equal to 1/10th of the account balance; the second payment is equal to 1/9th of the account balance; and so on until final payment is made. Annual installments will be made during the month of the anniversary of the event that initiated the first payment.

Payments are subject to deductions in accordance with federal, state and local tax laws and regulations. Rollover to an IRA, qualified plan or non-qualified plan is not permitted.

CHANGING THE DISTRIBUTION DATE AND/OR NUMBER OF PAYMENTS

You may change either or both of (1) the date you have selected to receive payment of your deferred compensation, and (2) the number of payments you have chosen to receive. If you make any such change(s), they must be made at the same time. You have only one opportunity to make these changes. Any such change(s) must be made by you at least 12 months before the original date you selected for payment. If you select a new date for payment, that date must be later than the date you originally selected.

OTHER PLAN FEATURES

PAYMENT TO BENEFICIARIES

If you die before commencement or completion of distributions, the balance in your account will be paid as a single lump sum to your beneficiary. If you have not designated a beneficiary, or your beneficiary dies before you do, your account will be paid to your surviving spouse or, if you are not married at the time, to your estate. A domestic partner is not considered a surviving spouse under the Plan.

You may designate an individual, a trustee or your estate as your beneficiary, and you may change your beneficiary at any time. Your beneficiary designation will apply to current and all prior year deferrals under the Plan.

LOANS

No loans may be taken from your account.

HARDSHIP EXCEPTIONS

In cases of extreme hardship, the Plan Administrator may suspend deferrals or make payments to you, reducing the value of your account. However, the total amount suspended and advanced cannot exceed the amount required to satisfy the financial consequences of the hardship and tax withholding requirements.

ACCELERATED DISTRIBUTION

You may take a lump-sum distribution of your account at any time. However, you will be charged a 10% penalty.

LIABILITY

Deferrals under the Plan are obligations of MetLife, Inc. A Rabbi Trust will support the deferred compensation accounts under the Plan. The existence of the trust will not change the unfunded, unsecured nature of the obligations under the Plan or give you any right or security interest in any assets other than as a general creditor of MetLife, Inc.

ASSIGNMENT

No assignment or pledge of the right to receive the payment of amounts deferred or any other rights under the Plan may be made.

CHANGE OF CONTROL PROTECTION

You may elect in advance to have your deferred compensation account paid to you if you end your service as a director within two years after a Change of Control of MetLife, Inc. For these purposes, the definition of Change of Control in the MetLife Deferred Compensation Plan for Officers will apply. You will receive a form to make this election.

PLAN ADMINISTRATOR

The Plan is administered by a Plan Administrator who may establish, amend or rescind rules and regulations relating to the Plan. The Plan Administrator of this Plan is also the Plan Administrator of the Metropolitan Life Retirement Plan for U.S. Employees. The Employee Benefits Committee of the Metropolitan Life Insurance Company appoints the Plan Administrator of the Retirement Plan, who serves until such time as the Committee appoints a new Plan Administrator.

The Plan Administrator may amend, modify, suspend, or terminate the Plan at any time and for any reason, except as otherwise required by law. The Plan Administrator, however, may not amend, modify or terminate the Plan in a way that will reduce the amount that has been accrued in your deferred compensation account prior to the effective date of the amendment, modification or termination.

The determinations and interpretations of the Plan made by the Plan Administrator shall be final, binding, and conclusive for all purposes under the Plan. The Plan Administrator may prescribe forms for participants to take action authorized or allowed under the Plan and may appoint agents and consult legal counsel and other professionals to assist in administration of the Plan. The Plan Administrator may, in his or her sole discretion, adjust the value of a deferred compensation account on a basis other than as prescribed in deferral or reallocation elections, including but not limited to the use of investment tracking funds other than those selected by the participant.

QUESTIONS?

If you have questions, you may contact Sandra Lukowsky of Nonqualified Plan
Services:
Phone: (877) 855-6777, ext. 1
Fax: (314) 444-0428
E-mail: slukowsky@genam.com

INVESTMENT TRACKING FUNDS - ADDITIONAL INFORMATION

Each investment tracking fund mirrors the performance of the actual fund or index it respectively tracks. Following are descriptions and performance data for the actual funds and indexes.

There is no guarantee that any of the funds will achieve its objectives or increase in value. Unless you choose the investment tracking fund for the MetLife SIP Fixed Income Fund, your deferrals may lose value. Each actively managed fund has investment management fees and/or other expenses associated with it. The descriptions below are derived from information provided by the funds.

ACTIVELY MANAGED FUNDS

METLIFE SIP FIXED INCOME FUND: This fund is an individually managed separate account available under a Metropolitan Life Insurance Company group annuity contract. The fund seeks to achieve the highest possible current income consistent with the preservation of capital and predictable growth through a stable interest rate by investing in Guaranteed Interest Contracts or similar contracts.

LORD ABBETT BOND DEBENTURE FUND: This fund (the Lord Abbett Bond Debenture Portfolio of the Met Investor Series Trust) is a mutual fund investment choice available under various variable insurance contracts issued by Metropolitan Life Insurance Company and its affiliates. The fund seeks to provide high current income and the opportunity for capital appreciation to produce a high total return. Under normal circumstances, the fund invests at least 80% of its net assets in debt securities. The fund normally invests substantially all of its assets in high-yield and investment-grade debt securities. It may invest in convertible securities. Up to 80% of the fund's assets may be invested in high-yield/high-risk debt securities ("junk bonds"). The fund may also invest up to 20% of it assets in foreign debt securities. (1), (3)

OAKMARK FUND(R): This fund is a mutual fund and seeks to achieve long-term capital appreciation following a value style by investing primarily in the common stocks of U.S. companies. The fund is not designed to provide income.

METLIFE SIP SMALL COMPANY STOCK FUND: This fund is an individually managed separate account available under a Metropolitan Life Insurance Company group annuity contract. The fund seeks to achieve long-term growth of capital by investing in the stocks of smaller U.S. companies with strong growth potential and to outperform the Russell 2000(R) Growth Index. This index measures the performance of Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values with market capitalization under approximately $1.3 billion.(2)

OAKMARK INTERNATIONAL FUND: This fund is a mutual fund and seeks to achieve long-term capital appreciation following a value style by investing primarily in the common stocks of non-U.S. companies in mature markets, less-developed markets and in selected emerging markets. There are no limits on the geographic asset distribution, but the fund does not expect to invest more than 35% of its assets in securities in emerging markets.(3)

MARKET INDEXES

S&P 500(R)INDEX: This index includes some of the 500 largest capitalized stocks in the U.S. and is widely recognized as a guide to the overall health of the U.S. stock market. Stocks that are not included among the 500 largest are included in the index for diversification purposes.

RUSSELL 2000(R)INDEX: This index measures stock performance of 2,000 smaller U.S. companies with market capitalization under approximately $1.3 billion.(2)

NASDAQ COMPOSITE(R)INDEX: The Nasdaq Composite Index measures all Nasdaq domestic and international-based common-type stocks listed on the Nasdaq Stock Market. The Nasdaq Composite includes over 4,000 companies.(3), (4)

MSCI EAFE(R)INDEX: The Morgan Stanley Capital International Europe, Australasia, Far East Index is a benchmark of the world stock markets, excluding the United States.(3)

LEHMAN BROTHERS(R) AGGREGATE BOND INDEX: A benchmark index comprised of the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Mortgage-Backed Securities Index, the Lehman Brothers Asset-Backed Securities Index and the Lehman Brothers Commercial Mortgage-Backed Securities Index. Fixed income securities in the index include debt obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, debt issued or guaranteed by U.S. corporations, foreign companies, municipalities, government and international agencies and mortgage-backed securities.

MERRILL LYNCH US HIGH YIELD MASTER II INDEX: The Merrill Lynch U.S. High Yield Master II Index tracks the performance of below investment-grade U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market.(1)

MSCI EMF INDEX(SM): The MSCI EMF (Emerging Markets Free) Index is designed to measure equity market performance in global emerging markets. As of April 2002, the MSCI EMF Index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey and Venezuela.(3)

-----------------------
(1) Lower rated high-yield, high-risk securities generally involve more credit risk. These securities also may be subject to greater market price fluctuations than lower yielding higher rated debt.

(2) Investments in small capitalization and emerging growth companies involve greater than average risk. Such securities may have limited marketability and the issues may have limited product lines, markets and financial resources. The value of such investments may fluctuate more widely than investments in larger, more established companies.

(3) International stocks contain additional risks that are not associated with U.S. domestic issues, such as changes in currency exchange rates, different governmental regulations, economic conditions and accounting standards.

(4) This index is comprised to a significant degree in technology issues. The technology industry can be significantly affected by obsolescence, short product cycles, falling profits and prices, and competition from new market participants. A choice that is weighted in one sector is more volatile than those that diversify across many industry sectors.

               HISTORIC FUND & INDEX PERFORMANCE BY CALENDAR YEAR
                            As of September 30, 2002

Past performance is not a guarantee of future results. Note: Unit values fluctuate and amounts received upon distribution may be more or less than deferrals.

------------------------------------------------------------------------------------------------
ACTIVELY MANAGED FUNDS                YEAR-TO-DATE       2001      2000       1999        1998
------------------------------------------------------------------------------------------------
MetLife SIP Fixed Income Fund(1)          4.31%          7.00%      6.70%      6.45%      6.60%
------------------------------------------------------------------------------------------------
Lord Abbett Bond Debenture Fund(2)       -3.35%         -1.32%     -0.95%     17.82%     -7.51%
------------------------------------------------------------------------------------------------
Oakmark Fund(R)(3)                      -20.39%         18.29%     11.78%    -10.47%      3.73%
------------------------------------------------------------------------------------------------
MetLife SIP Small Company Stock         -20.84%         -9.82%    -11.36%     46.89%     -5.12%
Fund(1)
------------------------------------------------------------------------------------------------
Oakmark International Fund(3)           -16.01%         -5.13%     12.50%     39.47%     -7.01%
------------------------------------------------------------------------------------------------
MARKET INDEXES
------------------------------------------------------------------------------------------------
S&P 500(R)Index(4)                      -28.99%        -11.89%     -9.11%     20.88%     28.46%
------------------------------------------------------------------------------------------------
Russell 2000(R)Index(5)                 -25.84%          2.49%     -3.02%     21.26%     -2.55%
------------------------------------------------------------------------------------------------
Nasdaq Composite(R)Index(5)             -39.91%        -21.05%    -39.29%     85.59%     39.63%
------------------------------------------------------------------------------------------------
MSCI EAFE(R)Index(6)                    -22.33%        -22.33%    -15.52%     25.27%     18.23%
------------------------------------------------------------------------------------------------
Lehman Brothers(R)Aggregate Bond          8.55%          8.44%     11.63%     -0.82%      8.69%
Index(7)
------------------------------------------------------------------------------------------------
Merrill Lynch US High Yield              -8.22%          4.34%     -5.00%      2.51%      2.95%
Master II Index(6)
------------------------------------------------------------------------------------------------
MSCI EMF Index(SM)(6)                   -16.16%         -4.78%    -31.89%     63.70%    -27.52%
------------------------------------------------------------------------------------------------

-----------------------
(1) MetLife SIP Fixed Income Fund has declared that its rate for 2002 is 5.80%. Both the MetLife SIP Fixed Income Fund and Small Company Stock Fund are individually managed separate accounts available under Metropolitan Life Insurance Company group annuity contracts. All performance is shown net of investment management fees and other expenses.

(2) The Lord Abbett Bond Debenture Fund (Lord Abbett Bond Debenture Portfolio of the Met Investors Series Trust) is a mutual fund investment choice available under various variable insurance contracts issued by Metropolitan Life Insurance Company and its affiliates. The Loomis Sayles High Yield Bond Portfolio of the Metropolitan Series Fund was merged into the Lord Abbett Bond Debenture Portfolio after the close of business on April 26, 2002. Performance for the Lord Abbett Bond Debenture Portfolio includes performance of the Loomis Sayles High Yield Bond Portfolio prior to April 27, 2002, and performance of the Lord Abbett Debenture Portfolio after April 26, 2002. All performance is shown net of the Lord Abbett Bond Debenture Portfolio's investment management fees and other expenses.

(3) The Oakmark Fund and the Oakmark International Fund are mutual funds. All performance is shown net of investment management fees and other expenses.

(4) Performance data for all years are based on the records of Nonqualified Plan Services (NQPS), except 2001, which is from a public source.

(5) Performance data for 2002 is based on the records of NQPS. All other data are from public sources.

(6) Performance data are based on the records of NQPS.

(7) Performance data are based on information from a public source.

PROSPECTUS INFORMATION

In connection with the obligations of MetLife, Inc. under the Plan, the following constitute the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended:

1.       The information set forth in this Program Description;

2. Any other written documents delivered to participants, as permitted, updating or revising the information in item 1 above. Those documents will contain a legend indicating that they constitute a part of the prospectus covering the obligations being offered as permitted by the Plan;

3. Each of the following documents filed by MetLife, Inc. with the Securities and Exchange Commission (the "Commission"), which are incorporated by reference in this prospectus:

         a) MetLife, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001;

         b) All other reports filed by MetLife, Inc. with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2001; and

         c) All documents subsequently filed by MetLife, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold.

You may obtain a copy of the above filings described in items 1 and 2, at no cost, by calling Nonqualified Plan Services Web at 1-877-855-6777. Filings described in item 3 and any other documents MetLife, Inc. provides to its shareholders may be obtained, at no cost, at www.metlife.com (by clicking on Investor Relations) or by calling 1-800-649-3593. You may also request copies of any of the above documents by writing to the MetLife Corporate Secretary, 1 Madison Avenue, New York, NY 10010.